Exhibit 99.1
Information Relating to Part II, Item 14 — Other Expenses of Issuance and Distribution
     The expenses in connection with the issuance and distribution by K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), a wholly-owned subsidiary of Hovnanian Enterprises, Inc. (“Hovnanian”) of $12,000,000 aggregate principal amount of 10⅝% Senior Secured Notes due 2016 (the “Notes”), registered pursuant to Hovnanian’s and K. Hovnanian’s Registration Statement on Form S-3 (File No. 333-173365) filed on April 7, 2011, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Total
Securities and Exchange Commission Registration Fee(1)	$14,260
Trustee’s Fees and Expenses	5,000
Legal fees and expenses	300,000
Accounting fees and expenses	125,000
Printing and duplicating expenses	40,000
Miscellaneous expenses (2)	380,000

Total	$864,260

(1)	Registration fee previously paid in connection with the registration by Hovnanian and K. Hovnanian of an indeterminate amount of securities with an aggregate initial offering price not to exceed $200,000,000 or the equivalent thereof in one or more foreign currencies pursuant to the Registration Statement.

(2)	Includes, among other expenses, certain fees and expenses payable in connection with K. Hovnanian’s solicitation of consents to amend the indenture governing K. Hovnanian’s 8⅝% Senior Notes due 2017, in order to permit the issuance of the Notes.